Therapeutic Solutions International Enters Into Multi-million Dollar Master Sales Agreement With Tiva Bio

Company Started by NFL Chargers Hall of Famer Wes Chandler Collaborates with TSOI to Provide Nutraceutical Approach to Chronic Traumatic Encephalopathy

NEWS PROVIDED BY Therapeutic Solutions International, Inc. Dec 12, 2019, 09:00 ET

OCEANSIDE, California, Dec. 12, 2019 /PRNewswire/ -- Therapeutics Solutions International, Inc., (OTC Markets: TSOI) announces today the signing of a Master Sales Agreement with Tiva Bio to distribute the nutraceutical line of products developed by TSOI.

Products to be included in the Master Sales Agreement currently consists of NanoStilbene, NeuroStilbene, NanoPSA, Nano Plus, Nano Cannabidiol, and ProJuvenol. Future products will be added to the Master List as commercialized.

"After more than a year of discussions, collaborations, and demonstrating the potent properties of our products with Wes Chandler and his Team, we are very excited to execute this sales agreement with our great friends at Tiva Bio, a Wes Chandler Company, focused on biotechnology, their mission is to discover, develop, and bring to market novel products that are designed to provide relief to an array of symptoms including CTE, pain, nausea, anxiety, and inflammation," said Timothy Dixon, President, and CEO of TSOI. "The Team Wes has assembled in areas of science, marketing, and branding is second to none.We are fortunate to work with such a well-fitted and synergistic partner. This agreement only marks the beginning of a long and beneficial relationship focused on providing preventative and treatment approaches to chronic traumatic encephalopathy."

About Therapeutic Solutions International, Inc.

Therapeutic Solutions International is focused on immune modulation for the treatment of several specific diseases. Immune modulation refers to the ability to upregulate (make more active) or downregulate (make less active) one's immune system. The Company's corporate website is at www.therapeuticsolutionsint.com and our e-commerce is at www.youcanordernow.com and for additional info on NanoStilbene visit www.mynanostilbene.com.

About Tiva Bio

Tiva Bio is a biotechnology company dedicated to the development of science-based products. We bring scientific expertise to product formulation and dosing of plant-based therapeutics to improve customers' quality of life, health, and well-being.

These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure, or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

Contact Information:

Therapeutic Solutions International, Inc.

ir@tsoimail.com

SOURCE Therapeutic Solutions International, Inc.

Related Links

http://www.mynanostilbene.com